Exhibit 99.1

Cemtrex Completes Acquisition of Invocon, Launches Aerospace & Defense Segment and Expands Participation in Missile Defense Modernization

Hauppauge, NY – January 8, 2026 – Cemtrex, Inc. (Nasdaq: CETX), a diversified industrial and technology company, today announced the completion of its acquisition of Invocon, Inc., a Texas based aerospace and defense engineering firm. The closing follows recent operational momentum across the company and marks the formal launch of Cemtrex’s Aerospace & Defense segment, anchored by a profitable, mission critical platform with long-standing U.S. government and prime contractor relationships.

Invocon brings nearly four decades of experience designing, manufacturing, and supporting advanced instrumentation, wireless sensing, and telemetry systems deployed across satellites, launch vehicles, target missiles, and space-based platforms. Its technologies have supported numerous government and prime contractor programs, including multiple Space Shuttle and International Space Station systems, and the company maintains long-standing relationships across the Missile Defense Agency and leading aerospace and defense primes.

Based on unaudited results from 2023 and 2024, Invocon has recently generated average annual revenues of approximately $7.4 million with operating income of approximately $1.7 million, reflecting a profitable, program driven business model built around mission critical engineering and long-term government and prime contractor relationships.

Recently, Invocon has been awarded contracts under the Missile Defense Agency’s Scalable Homeland Innovative Enterprise Layered Defense (SHIELD) indefinite delivery, indefinite quantity contract, a multi award vehicle with a total program ceiling of up to $151 billion. The SHIELD program is designed to accelerate the development and deployment of innovative, layered missile defense capabilities and reflects the Department of Defense’s shift toward speed, adaptability, and resilience in homeland defense.

The U.S. defense environment is undergoing a rapid reprioritization driven by elevated global conflict and strategic competition, increasing focus on missile defense, resilient sensing, and systems capable of operating in contested environments. At the same time, commercial space investment continues to expand across launch and satellite infrastructure, strengthening demand for flight proven engineering capabilities that translate across defense and space domains.

Cemtrex Chairman and CEO Saagar Govil commented, “This acquisition is a concrete step in our strategy to scale Cemtrex with durable, profitable platforms in markets that matter. Invocon is not an early-stage concept. It is a proven aerospace and defense business with deep technical credibility, long-standing customer relationships, and a track record of delivering systems that perform in mission critical environments.”

Govil continued, “With the acquisition closed, we are focused on expanding Invocon’s participation across missile defense modernization, prime contractor programs, and space systems where reliability and execution determine outcomes. SHIELD strengthens our access to programs designed specifically to move faster, deploy new capabilities more rapidly, and deliver layered defense solutions at scale.”

Near-term priorities following closing include:

● Maintaining continuity with Invocon’s customers and program execution while integrating financial and reporting infrastructure

● Expanding capture and proposal activity across missile defense and aerospace programs aligned with Invocon’s instrumentation, power systems, sensing, and telemetry capabilities

● Evaluating additional strategic opportunities that strengthen Cemtrex’s position across Security, Industrial, and Aerospace & Defense and support continued earnings growth

Under the terms of the definitive agreement, Cemtrex acquired 100 percent of the issued and outstanding shares of Invocon, Inc. Invocon will operate as the foundation of Cemtrex’s Aerospace & Defense segment, while benefiting from the company’s capital resources and public-company infrastructure as it pursues expanded opportunities across defense modernization and commercial space programs.

About Cemtrex

Cemtrex, Inc. (Nasdaq: CETX) is a diversified industrial and technology company operating across the Security, Industrial, and Aerospace & Defense sectors. The Company’s Security segment, led by Vicon Industries, provides advanced video management software, high-performance security cameras, and integrated surveillance solutions for enterprise, government, and critical infrastructure customers. Its Industrial segment, through Advanced Industrial Services (AIS), delivers specialized rigging, millwrighting, process piping, and equipment installation services to manufacturers nationwide. Cemtrex’s Aerospace & Defense segment, anchored by Invocon, provides mission-critical engineering, instrumentation, and sensing solutions supporting aerospace, defense, and space-based programs. With a focus on disciplined execution and strategic growth, Cemtrex is committed to building durable businesses that enhance safety, reliability, and long-term value for its customers and shareholders.

For more information, visit www.cemtrex.com.

Investor Relations:

investors@cemtrex.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the closing of the offering, gross proceeds from the offering, our new product offerings, expected use of proceeds, or any proposed fundraising activities. These forward-looking statements are based on management’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward looking statements. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. These risks and uncertainties are discussed under the heading “Risk Factors” contained in our Form 10-K filed with the Securities and Exchange Commission. All information in this press release is as of the date of the release and we undertake no duty to update this information unless required by law.